 EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

REVENUES:
Contract drilling	$ 113,530	$ 94,262	$ 224,578	$ 180,504
Business interruption proceeds	-	-	-	2,558
	113,530	94,262	224,578	183,062

COSTS AND EXPENSES:
Contract drilling	51,845	43,617	102,905	92,727
Depreciation	8,586	8,329	17,043	16,344
General and administrative	7,173	4,851	15,482	12,042
Gain on sale of equipment	(112)	(137)	(85)	(184)
	67,492	56,660	135,345	120,929
OPERATING INCOME	46,038	37,602	89,233	62,133

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(139)	(388)	(942)	(925)
Interest income	455	404	1,174	873
	316	16	232	(52)
INCOME BEFORE INCOME TAXES	46,354	37,618	89,465	62,081
PROVISION FOR INCOME TAXES	4,599	5,861	9,161	9,239
NET INCOME	$ 41,755	$ 31,757	$ 80,304	$ 52,842

EARNINGS PER COMMON SHARE:
Basic	1.31	1.02	2.53	1.70
Diluted	1.30	1.01	2.49	1.67
AVERAGE COMMON SHARES OUTSTANDING:
Basic	31,801	31,148	31,743	31,104
Diluted	32,214	31,577	32,188	31,595